RIVER FINANCIAL CORPORATION

AMENDED AND RESTATED BY‑LAWS

EFFECTIVE AS OF MAY 18, 2023

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TABLE OF CONTENTS

Table of Contents

Page

ARTICLE I		1
Offices		1
1.1.	Registered Office	1
1.2.	Principal Office	1
1.3.	Other Offices	1
ARTICLE II		1
Meetings of Stockholders		1
2.1.	Location	1
2.2	Annual Meetings	1
2.3.	Special Meetings	1
2.4.	Notice of Stockholders’ Meetings	1
2.5.	Stockholder List	2
2.6.	Business of Special Meetings	2
2.7.	Quorum of Stockholders	2
2.8.	Action by Stockholders	2
2.9.	Voting	2
2.10.	Waiver of Notice	2
2.11.	Action by Stockholders Without a Meeting	2
2.12	Record Date	3
2.13	Nature of Business at Meeting of Stockholders	3
2.14	Nomination of Directors	5
ARTICLE III		7
Board of Directors		7
3.1.	General Powers, Number, Tenure and Qualifications	7
3.2	Vacancies	7
3.3	Location of Meetings	7
3.4.	Organizational Meeting	7
3.5.	Regular Meetings	8
3.6.	Special Meetings	8
3.7.	Meetings by Conference Telephone, etc	8
3.8.	Quorum of Directors	8
3.9.	Action Without a Meeting	8
3.10.	Committees	9
3.11.	Committee Meetings, Minutes and Reports	9
3.12.	Compensation	9
3.13.	Transactions with Directors or Officers	9
ARTICLE IV		9
Notices		9
4.1.	Manner of Giving Notice	9
4.2.	Waiver of Notice	10

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ARTICLE V		10
Officers		10
5.1.	Number.	10
5.2.	Election	10
5.3.	Appointive Officers	10
5.4.	Compensation	10
5.5	Term, Removal, Resignation and Vacancies	10
5.6.	Chairman of the Board	11
5.7.	Vice Chairman.	11
5.8.	President and Chief Executive Officer	11
5.9.	Vice Presidents	11
5.10.	Treasurer	12
5.11.	Assistant Treasurers	12
5.12.	Secretary.	12
5.13.	Assistant Secretary	12
5.14.	Corporation, Officer and Employee Bonds	13
5.15	Execution of Instruments	13
5.16.	Receipts, Checks, Drafts, etc	13
ARTICLE VI		14
Capital Stock		14
6.1	Certificates for Stock	14
6.2	Transfers of Stock	14
6.3	Regulations	15
6.4	Lost, Destroyed and Mutilated Certificates	15
ARTICLE VII		15
General Provisions		15
7.1.	Declaration of Distributions	15
7.2.	Annual Reports to Stockholders	15
7.3.	Fiscal Year	15
7.4.	Corporation Seal	15
ARTICLE VIII		16
Amendment of By-Laws		16

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RIVER FINANCIAL CORPORATION

AMENDED AND RESTATED BYLAWS

May 18, 2023

ARTICLE I

Offices

1.1. Registered Office. The registered office of the Corporation, as designated in the Certificate of Incorporation, may be changed from time to time by resolution of the Board of Directors and by filing notice of such change as required by law.

1.2. Principal Office. The Corporation's principal office will be in the City of Prattville, County of Elmore, and State of Alabama.

1.3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Alabama as the Board of Directors may from time to time determine or the business of the Corporation may require to the extent not prohibited by law.

ARTICLE II

Meetings of Stockholders

2.1. Location. All meetings of stockholders shall be held at the Corporation's principal office, or at such other place either within or without the State of Alabama as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

2.2 Annual Meetings. The annual meeting of stockholders shall be held in the third week of the month of May. At the annual meeting, the stockholders shall elect a Board of Directors by plurality vote, and shall transact any other business as may properly come before the meeting.

2.3. Special Meetings. Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may only be called by the Chairman, the Chief Executive Officer or the Board of Directors.

2.4. Notice of Stockholders Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer or the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the

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stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. See Article IV for further information regarding permitted notices.

2.5. Stockholder List. The officer having charge of the stock transfer books for shares of the Corporation shall prepare an alphabetical list of the names of all its stockholders who are entitled to notice of a stockholders' meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each stockholder. The stockholders' list must be available for inspection by any stockholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice or on a reasonably accessible electronic network. A stockholder, or his or her agent or attorney, is entitled on written demand to inspect and, for a proper purpose, to copy the list, during regular hours and at its expense, during the period it is available for inspection. The Corporation shall make the list available at the meeting, and any stockholder, or his or her agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment thereof. The stock transfer records of the Corporation shall be prima facie evidence as to who are the stockholders entitled to examine the stockholders' list or transfer records or to vote at any meeting of stockholders. See § 2.12 for record date settings.

2.6. Business of Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the business within the purposes described in the notice.

2.7. Quorum of Stockholders. A majority of the shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum with respect to that matter.

2.8. Action by Stockholders. If a quorum exists, the affirmative action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast approving the action, unless the vote of a greater number is required by the Certificate of Incorporation.

2.9. Voting. Each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each Share having voting power held by such stockholder. A proxy may be appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney‑in‑fact. The proxy holder need not be a stockholder. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

2.10. Waiver of Notice. Whenever any notice is required to be given to any stockholder, a waiver thereof in writing signed by the person or persons entitled to such notice may be given, whether before or after the date and time stated in the notice and delivered to the Corporation. A stockholder's attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter before action is taken on the matter.

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2.11. Action by Stockholders Without a Meeting. Any action required to be taken at a meeting of stockholders of the Corporation may be taken without a meeting and without prior notice if the action is taken by the holders of outstanding stock having not less than the minimum number of votes that would be required to authorize or take action at a meeting. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders approving the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The record date for determining the stockholders entitled to take action without a meeting is the date the first stockholder signs the consent.

2.12 Record Date. For the purpose of determining stockholders entitled to notice of a stockholders’ meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors of the Corporation may fix the record date but not to exceed, in any case, seventy (70) days before the meeting or action requiring a determination of stockholders. A determination of stockholders entitled to notice of or to vote at a stockholders’ meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

2.13 Nature of Business at Meeting of Stockholders. Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.14), may be transacted at an Annual Meeting or Special Meeting as is (a) specified in the notice of meeting (or any amendment or supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting or Special Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.13 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.13. Notwithstanding the foregoing, at a Special Meeting, only such business shall be conducted as is specified in the notice of meeting (or any amendment or supplement thereto).

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”).

To be timely, a stockholder’s notice to the Secretary must be delivered to, or be mailed and received at, the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each matter such stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Certificate of Incorporation, as amended, or these By-Laws, the specific language of the proposed amendment) and the reasons for conducting such business at the Annual Meeting, and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and record address of such person as they appear on the Corporation’s books, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name and address of each nominee holder of shares of all stock of the Corporation owned beneficially, but not of record, by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting, and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. As used in the By-laws, “affiliates” and “associates” shall have the meaning given in Rule 12b-2 of the Exchange Act.

A stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting.

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No business shall be conducted at the Annual Meeting or a Special Meeting except business brought before the Annual Meeting or Special Meeting in accordance with the procedures set forth in this Section 2.13; provided, however, that, once business has been properly brought before the Annual Meeting or Special Meeting in accordance with such procedures, nothing in this Section 2.13 shall be deemed to preclude discussion by any stockholder of any such business. If the chairperson of an Annual Meeting or a Special Meeting determines that business was not properly brought before the Annual Meeting or Special Meeting in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 2.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law), but only if such Rule applies.

2.14 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation, as amended. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting, by or at the direction of the Board of Directors (or any duly authorized committee thereof) or by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.14.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a stockholder’s notice to the Secretary must be delivered to, or be mailed and received at, the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of

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all stock of the Corporation owned beneficially, but not of record, by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of such person as they appear on the Corporation’s books, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name and address of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice, and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. If requested by the Corporation, each proposed nominee shall complete and deliver promptly to

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the Corporation a questionnaire in form and substance similar to any such questionnaire completed by persons nominated for election as a director of the Corporation by the Board of Directors.

A stockholder providing notice of any nomination proposed to be made at an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual Meeting.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.14. If the chairperson of an Annual Meeting for the election of directors determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE III

Board of Directors

3.1. General Powers, Number, Tenure and Qualifications. All corporate powers shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, comprised of not less than seven (7) nor more than twelve (12) persons. Directors shall be natural persons of the age of at least nineteen (19) but need not be residents of the State of Alabama or stockholders of the Corporation. Directors shall be elected at each annual meeting of the stockholders, and shall hold office for one year terms or until their successors are elected and qualified.

3.2 Vacancies. If a vacancy occurs on the Board: (i) the stockholders may fill the vacancy, whether resulting from an increase in the number of directors or otherwise; (ii) the board of directors may fill the vacancy, or (iii) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of stockholders. If there are no directors in office, then the stockholders may hold a special meeting to elect directors.

3.3 Location of Meetings. Meetings of the Board of Directors, regular or special, shall be held at the Corporation's principal office unless otherwise specified in the notice thereof, in which event the meeting shall be held where specified in the notice, either within or without the State of Alabama.

3.4. Organizational Meeting. The first meeting of each newly‑elected Board of Directors shall be held immediately after and in the same place as the annual meeting of Stockholders. No

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notice of such meeting shall be necessary to the newly‑elected directors in order to legally constitute the meeting, provided a quorum is present.

3.5. Regular Meetings. Regular meetings of the Board of Directors shall be held on the day and time specified by resolution of the Board of Directors. No notice of regular meetings need be given, unless the time and place of such meetings are other than those stated therein.

3.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or Chief Executive Officer or any two (2) or more directors on twenty‑four (24) hours' personal, telephonic, telegraphic or written notice delivered to each director specifying the date, time and place of the meeting. The notice need not describe the purpose of the special meeting. Attendance at or participation by a director at a special meeting (i) waives objection to lack of any required notice or defective notice of the meeting, unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the director objects to considering the matter before action is taken on the matter.

3.7. Meetings by Conference Telephone, etc. Meetings of the Board of Directors and of any committee thereof (of any type, time or purpose) may be held by means of a conference telephone, video, Internet or other communication by which all directors participating may simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at any such meeting.

3.8. Quorum of Directors. A majority of the fixed number of directors shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board unless the Certificate of Incorporation require the vote of a greater number of directors. A director is, unless established to the contrary, presumed present for quorum purposes for the remainder of the meeting at which he has been present for any purpose. A director who is present at a meeting of the Board or any committee of the Board when corporate action is taken is deemed to assent to the action taken unless (i) the director objects at the beginning of the meeting (or promptly upon arrival) to holding it or transacting business at the meeting; (ii) the dissent or abstention from action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.9. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if the action is taken by all members of the Board (or committee) and evidenced by one or more consents in writing, setting forth the action so taken, shall be signed by each member of the Board or committee, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken is effective when the last director signs the consent, unless the consent specifies a different effective date. Such consent shall have the same effect as a unanimous vote.

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3.10. Committees. The Board of Directors may create one (1) or more committees, each committee to consist of one (1) or more directors, who serve at the pleasure of the Board. The creation of a committee and appointment of members to it must be approved by the greater of (i) a majority of all the directors in office when the action is taken or (ii) the number of directors required by the Certificate of Incorporation or By‑Laws to take action. To the extent specified by the Board of Directors or in the Certificate of Incorporation or By‑Laws, each committee may exercise the powers of the Board of Directors; except that no such committee shall have the authority of the Board of Directors with reference to (1) authorizing distributions except within limits specified by the Board of Directors, (2) approving or proposing to stockholders actions requiring approval by stockholders, (3) filling vacancies on the board of directors or on any of its committees, (4) amending or restating the certificate of incorporation, or (5) adopting, amending or repealing these By‑Laws.

3.11. Committee Meetings, Minutes and Reports. Meetings of any committee of the Board may be called by the Chief Executive Officer, or by the chairman of the committee, at any time upon personal, telephonic, telegraphic, written or such other notice as may be determined by such committee. A majority of the members of each committee may fix such committee's rules of procedure, determine its manner of acting, and fix the time and place, whether within or without the State of Alabama, of its meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors whenever required or requested.

3.12. Compensation. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attending each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.13. Transactions with Directors or Officers. A director's or officer’s contract or transaction with the Corporation (or a contract involving a related interest of a director or officer) shall not be void or voidable if the provisions of Section 10A-2A-8.60 of the Alabama Business Corporation Law (as it presently or subsequently exists) are satisfied.

ARTICLE IV

Notices

4.1. Manner of Giving Notice. Whenever notice is required to be given to any director or stockholder, such notice requirement can be satisfied by giving written notice unless oral notice is reasonable under the circumstances. A notice or other communication may be given by any method of delivery, except that notice or other communication by electronic transmission must be in accordance with § 10A-2A-1.41 of the ABCL.

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4.2. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice and shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance by a stockholder or director at a meeting constitutes a waiver as set forth in § 10A-2A-7.06 of the ABCL.

ARTICLE V

Officers

5.1. Number. The Board of Directors shall elect the Corporation's officers. The Board of Directors or a duly appointed officer may appoint one or more officers or assistant officers. The Board of Directors shall delegate to one of the officers responsibility for preparing minutes of the directors' and stockholders' meetings and for authenticating records of the Corporation. Any number of offices may be held by the same person.

5.2. Election. The Board of Directors, at its annual organizational meeting, may choose a Chairman, Vice Chairman, Chief Executive Officer, President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as it deems necessary or desirable. If the officers, or any of them, for any reason should not be elected at the Board of Directors' organizational meeting, they may be elected at any regular or special meeting of the Board of Directors.

5.3. Appointive Officers. The Board may from time to time appoint or delegate the appointment of such other officers as it may deem necessary, including one or more Assistant Secretaries and one or more Assistant Treasurers. Such officers shall hold office for such period, have such authority and perform such duties, subject to the control of the Board, as are in these By‑Laws provided or as the Chairman of the Board, the Chief Executive Officer or the Board may from time to time prescribe. The Chief Executive Officer shall have authority to appoint and remove agents and employees and to prescribe their powers and duties and may authorize any other officer or officers to do so.

5.4. Compensation. The salaries and other compensation of the Corporation's principal officers shall be fixed by the Board of Directors, after taking account of any recommendations by any committee which is authorized to advise the Board with respect to compensation. The Board may from time to time delegate to any principal officer or to any committee power to fix the salaries and other compensation for all other Corporation officers, employees and agents. The action of the Board of Directors in so fixing officer compensation shall not be rendered invalid by reason of the fact that a director voted in favor of a resolution fixing his own salary or by reason of the fact that his presence was necessary to constitute a quorum of the Board.

5.5 Term, Removal, Resignation and Vacancies. The Corporation's officers shall hold office until their successors are elected and qualified. Any officer may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors or by the appointing officer. An officer may resign at any time by giving notice to the Corporation. A

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resignation is effective when the notice is given unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in these By‑Laws for regular election or appointment to such office.

5.6. Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors, and of the stockholders. In general, he shall perform all the duties incident to the office of Chairman of the Board, and such other duties as the board may from time to time determine or as may be prescribed by these By‑Laws.

5.7. Vice Chairman. The Vice Chairman, in the absence, inability or disability of the Chairman, shall perform the Chairman's duties. The Vice Chairman shall have such other duties as may be prescribed by the Board of Directors from time to time.

5.8. President and Chief Executive Officer. The President shall be the chief executive officer of the Corporation, unless the Board of Directors also designates a Chief Executive Officer, who shall then serve as the chief executive officer. Both officers shall be subject to the control of the Board of Directors. The Chief Executive Officer, if appointed, shall determine the Corporation's basic policies, have general supervision of its business and affairs and be responsible for all internal operations of the Corporation, and the President shall have such duties as designated by the Board. The President and the Chief Executive Officer shall report to the Board of Directors. The Chief Executive Officer shall be responsible for personnel, and shall designate and assign the duties of the officers under his supervision, at the direction or with the approval of the Board of Directors.

Unless the Board of Directors shall provide otherwise, the Chief Executive Officer shall have the authority to execute bonds, mortgages and other contracts and instruments requiring a seal, under the seal of the Corporation; and shall have the authority to endorse, when sold, assigned, transferred, or otherwise disposed of, all certificates for shares of stock, bonds, securities or evidences of indebtedness issued by other corporations, associations, trusts, individuals or entities, whether public or private, or by any government or agency thereof, which are owned or held by the Corporation, and to make, execute and deliver all instruments of assignment or transfer of any stocks, bonds, securities, evidences of indebtedness, agreements, or other property owned or held by the Corporation in any capacity. He shall, under the supervision of the Board, be responsible for all investments of the Corporation and shall have full authority to do any and all things delegated to him by the Board of Directors or by any committee of the Board having authority.

5.9. Vice Presidents. The Vice Presidents, in order of their seniority or as designated by the Board of Directors, shall in the absence, inability or disability of the President, perform the duties and exercise the powers of said office, and when so acting shall be subject to all restrictions upon the President. At all other times the Vice Presidents shall perform such other duties and exercise such other powers as the Board of Directors may prescribe, or as the President may delegate.

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5.10. Treasurer. The Treasurer shall be the Corporation's chief financial officer and shall have the custody of such property and assets of the Corporation as may be entrusted to him by the Board of Directors or by the Chief Executive Officer. He shall, subject to the general supervision of the Board of Directors and any audit committee thereof, have general supervision and authority over the Corporation's books and accounts, its methods and systems of recording and keeping account of its business transactions and of its assets and liabilities, and within such authority, prepare and deliver all reports and returns required of the Corporation by law or by any governmental or regulatory authority pertaining to the condition of the Corporation and its assets and liabilities. He shall be responsible for preparing statements showing the Corporation's financial condition and results of operation, and shall furnish such reports and financial records as may be required or requested by the Board of Directors, the Chairman or the Chief Executive Officer. He shall receive and give receipt for funds due and payable to the Corporation, shall have charge and custody of all funds and securities of the Corporation and shall deposit all such funds in the Corporation's name in such banks and depositories selected or authorized by the Board. The Treasurer shall perform or cause to be performed all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.

5.11. Assistant Treasurers. The Assistant Treasurer, or if there are more than one, the Assistant Treasurers in the order designated by the Board of Directors shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and at all other times shall perform such duties and have such powers as the Board of Directors, the Chairman, the Chief Executive Officer or the Treasurer may prescribe from time to time.

5.12. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall keep the minutes of all proceedings of such meetings in books kept for these purposes, and shall perform like duties for the standing committees of the Board when required. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or the Chief Executive Officer. He shall have custody of the corporate seal of the Corporation and shall affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of any Assistant Secretary. The Secretary shall also keep a stock ledger containing the names of all persons who are now or hereafter become stockholders of the Corporation showing their places of residence, the respective number of shares held by them, and the time when they respectively became the holders of such shares.

5.13. Assistant Secretary. The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the power of the Secretary, and at all other times shall perform such other duties and have such other powers as the Board of Directors, the Chairman, the Chief Executive Officer or the Secretary may from time to time prescribe.

5.14. Corporation, Officer and Employee Bonds. The Board of Directors shall fix and prescribe the amount of bond, if any, that may be required of the Corporation, and of each officer and employee of the Corporation. Such bonds shall be made by a bonding company or companies

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authorized to make such bonds in Alabama or any other applicable jurisdiction, and in such form as may be approved by the Corporation's Board of Directors. The Board of Directors may in its discretion, require an increase in the amount of such bond or other additional bond and security, as the Board deems necessary, desirable or expedient for the better protection of the Corporation and those with whom it does business.

5.15 Execution of Instruments. The Chairman and the Chief Executive Officer are authorized, in their discretion, and to the extent permitted herein and by law, to do and perform any and all corporate and official acts in carrying on the Corporation's business, including, but not limited to, the authority to make, execute, acknowledge and deliver all deeds, mortgages, releases, bills of sale, assignments, transfers, leases, powers of attorney or of substitution, proxies to vote stock, or any other instrument in writing that may be necessary in the purchase, sale, lease, assignment, transfer, management or handling in any way of property of any description held or controlled by the Corporation, in any capacity. This shall include authority from time to time, to borrow money in such amounts, for such lengths of time, at such rates of interest and upon such terms and conditions as any said officer may deem proper, and to evidence the indebtedness thereby created by executing and delivering in the Corporation's name, promissory notes or other appropriate evidences of indebtedness. The enumeration herein of particular powers shall not restrict in any way the general powers and authority of said officers. The Board may authorize any other officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be delegated by the person so authorized; but unless so authorized by the Board or these By‑Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount. In addition to the Treasurer, the Secretary or any Vice President, Assistant Treasurer or Assistant Secretary is authorized to attest the signature of the Chief Executive Officer or Chairman and to affix the corporate seal to any and all instruments requiring such attestation or execution under seal.

5.16. Receipts, Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as shall from time to time be determined by resolution of the Board. The Chief Executive Officer, any Vice President, the Treasurer, any Assistant Treasurer or any other officer or employee designated by the Board of Directors, is authorized and empowered on behalf of the Corporation and in its name to endorse checks and warrants, to draw drafts, to give receipts for money due and payable to the Corporation, and to sign such other papers and do such other acts as are necessary or appropriate to perform his duties.

ARTICLE VI

Capital Stock

6.1 Certificates for Stock. Shares of stock of the Corporation may be certificated or uncertificated, as provided under the Alabama Business Corporation Law (“ABCL”). Every holder of stock represented by certificates shall be entitled to have a certificate or certificates certifying the number and class of shares of stock of the Corporation owned by such holder, provided that the Board of Directors may provide for some or all of any class on series of stock to

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be uncertificated. Certificates, if issued, shall be in such form as the Board shall prescribe, certifying the number of shares of stock of the Corporation owned by stockholder. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the person who was at the time of signing the Chief Executive Officer or an executive officer and by the person who was at the time of signing the Secretary or an Assistant Secretary and its seal may be affixed thereto; provided, however, that the signature of such Chief Executive Officer of the Corporation and of such Secretary or Assistant Secretary and the seal of the Corporation may be facsimile. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers. A record shall be kept of the respective names of the persons, firms or corporations owning the stock of the Corporation, the number of shares held by such persons, firms or corporations and the respective dates of issuance, and in case of cancellation, the respective dates of cancellation. Every share of stock surrendered to the Corporation for exchange or transfer shall be canceled and neither a new certificate or certificates nor uncertificated shares of stock shall be issued in exchange thereof until such stock shall have been so canceled except in cases provided for in Section 6.4 of this Article VI. Within a reasonable time after the issuance of uncertificated shares, to the extent required by the ABCL the Corporation shall furnish to the registered owner of the shares a written statement containing the information required by the ABCL to be set forth in certificates representing shares of such stock.

6.2 Transfers of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in Section 6.3 of this Article VI provided, and upon payment of all taxes thereon and, in the case of certificated shares, surrender of the certificate or certificates for such shares properly endorsed or, in the case of uncertificated shares of stock, compliance with appropriate procedures for transferring shares in uncertificated form. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Within a reasonable time after the issuance of uncertificated shares, to the extent required by the ABCL the Corporation shall furnish to the registered owner of the shares a written statement containing the information required by the ABCL, to be set forth in certificates representing shares of such stock.

6.3 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of shares of stock of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer clerks, any of whom may be employees of the Corporation, or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them; provided, however, that the signature of any transfer clerk, transfer agent, or registrar may be facsimile. In case any transfer clerk, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have

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ceased to be such transfer clerk, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such transfer clerk, transfer agent, or registrar at the date of issue.

6.4 Lost, Destroyed and Mutilated Certificates. The owner of any certificated shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Corporation may issue a new certificate of stock or uncertificated shares of stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board may, in its discretion, require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board shall in its uncontrolled discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate or uncertificated shares of stock.”

ARTICLE VII

General Provisions

7.1. Declaration of Distributions. Except as otherwise expressly provided by the Certificate of Incorporation, distributions with respect to the Corporation's shares may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, property, or in shares of the Corporation of any class or series.

7.2. Annual Reports to Stockholders. The Board of Directors shall cause the Corporation to make available to any stockholder, upon written request, annual financial statements for the most recent fiscal year of the corporation as set forth in Section 10A-2A-16.10 of the ABCL, including, without limitation, on the condition of reasonable restrictions on confidentiality.

7.3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

7.4. Corporation Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the words "Seal" or "Corporate Seal" and "Alabama", as impressed in the margin hereof. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or reproduced or otherwise used on document or instrument.

ARTICLE VIII

Amendment of By-Laws

These By‑Laws may be altered, amended, added to, or repealed and new By‑Laws adopted by the Board of Directors as set forth in Section 10A-2A-10.20 of the ABCL. These By‑Laws also may be altered, amended, added to or repealed and new By‑Laws adopted by majority vote of the stockholders as set forth in Sections 10A-2A-10.20, 10A-2A-10.21 and 10A-2A-10.22 of the ABCL.

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